UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 5, 2006

                             1-800-FLOWERS.COM, INC.


             (Exact name of registrant as specified in its charter)


        Delaware                      0-26841                     11-3117311
(State of incorporation)      (Commission File Number)          (IRS Employer
                                                             Identification No.)


                         One Old Country Road, Suite 500
                           Carle Place, New York 11514

               (Address of principal executive offices) (Zip Code)

                                 (516) 237-6000

              (Registrant's telephone number, including area code)

                               1600 Stewart Avenue
                               Westbury, NY 11590

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

1-800-FLOWERS.COM, Inc. today announced the signing of a definitive agreement to acquire Fannie May Confections Brands, Inc., a multi-channel retailer and manufacturer of chocolate and other confections under the well-known Fannie May, Harry London and Fanny Farmer brands for approximately $85 million in cash. Fannie May Confections Brands, Inc. is expected to generate revenues of approximately $75 and EBITDA of $12.5 million in its current fiscal year ending April 30, 2006. The acquisition is expected to close on or about May 1, 2006, subject to the satisfaction of customary closing conditions.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Designation    Description of Exhibit

99.1 Press release, dated April 5, 2006 1-800-FLOWERS.COM Acquires Fannie May Confections Brands, Inc.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              1-800-FLOWERS.COM, Inc.


                              By: /s/ William E. Shea
                                  William E. Shea
                                  Chief Financial Officer, Senior Vice-President Finance and Administration


Date: April 6, 2006